UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2025 (August 14, 2025)

CANTOR EQUITY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42250	98-1576482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective August 14, 2025, the board of directors (the “Board”) of Cantor Equity Partners, Inc. (the “Company”) appointed Louis Zurita as a member of the Board. Mr. Zurita will serve as a Class II director. Additionally, effective August 14, 2025, the Board appointed Mr. Zurita as a member of the audit committee of the Board (the “Audit Committee”) and a member of the compensation committee of the Board (the “Compensation Committee”).

Mr. Zurita has over 30 years of experience owning, operating, acquiring, and developing commercial and residential real estate in the United States and the Caribbean. Mr. Zurita is an active investor in the real estate market and currently serves as the managing member of a number of real estate investment vehicle companies. Mr. Zurita was also the Co-founder and Chief Executive Officer of a leading e-commerce platform in the Dominican Republic from May 2011 until March 2020. Mr. Zurita has also served as a director of Cantor Equity Partners II, Inc. since May 2025. In addition, since March 2022 and April 2022, respectively, Mr. Zurita has been a Trustee of Cantor Fitzgerald Infrastructure Fund and Cantor Select Portfolios, and since 2017, Mr. Zurita has been a board member of Remate Lince S.A.P.I. de C.V. Previously, Mr. Zurita was a board member for Cantor Futures Exchange L.P. (“Cantor Exchange”) from December 2016 to November 2021 and the Chairman of the Regulatory Oversight Committee of Cantor Exchange from February 2018 until November 2021. Mr. Zurita also served as a director of CF Acquisition Corp. V from January 2021 until consummation of its business combination with Satellogic, Inc. in January 2022 and as a director of CF Acquisition Corp. IV from December 2020 to December 2023 when it liquidated. Mr. Zurita received his MBA from Columbia University, an MS in Dynamics of Organization from the University of Pennsylvania and a B.Arch from Pratt Institute School of Architecture. We believe that Mr. Zurita is qualified to serve as a member of our board due to his extensive investment and management experience.

In connection with the appointment of Mr. Zurita, the Board approved the compensation to be paid to Mr. Zurita for serving as a member of the Board of $50,000 per year, paid quarterly.

There are no family relationships between Mr. Zurita and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2025

CANTOR EQUITY PARTNERS, INC.

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

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